Exhibit 10.4
COUPANG, LLC
THIRD AMENDED AND RESTATED
2011 EQUITY INCENTIVE PLAN
Originally adopted on August 8, 2011
Amended and Restated on May 20, 2015
As Further Amended and Restated on October 5, 2018 and December 21, 2018
1.Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees and Consultants and to promote the success of the Company’s business.
2.Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.
(a)“Administrator” means the Committee, or if no Committee is appointed by the Management Committee, the entire Management Committee. The Administrator may delegate to one (1) or more members of the Committee or officers of the Company, individually or acting as a committee, any portion of its authority, except as otherwise expressly provided in the Plan. In the event of a delegation to a member of the Committee, officer, or a committee thereof, the term “Administrator” as used herein will include the member of the Committee, officer or committee with respect to the delegated authority. Notwithstanding any such delegation of authority, the Committee comprised of members of the Management Committee and appointed by the Management Committee will retain overall responsibility for operation of the Plan.
(b)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
(c)“Applicable Laws” means the legal requirements relating to the Plan and Awards under applicable provisions of federal securities laws, state limited liability company, corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
(d)“Assumed” means that pursuant to a Company Transaction either (i) the Award is continued by the Company or (ii) subject to compliance with Code Section 409A, the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Company Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Company Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.
(e)“Award” means any award pursuant to the terms and conditions of this Plan, including any Option or Restricted Equity Unit.
(f)“Award Agreement” means, with respect to each Award, the signed written or electronic agreement between the Company and the Grantee setting forth the terms and conditions of the

Award as approved by the Administrator. For purposes of the Plan, the Award Agreement may be executed via written or electronic means.
(g)“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or a word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Company Transaction, such definition of “Cause” shall not apply until a Company Transaction actually occurs.
(h)“Code” means the Internal Revenue Code of 1986, as amended.
(i)“Committee” means any committee appointed by the Management Committee to administer the Plan, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.
(j)“Common Stock” means the common stock of the Corporate Successor.
(k)“Common Units” means the Common Units of the Company as defined in the LLC Agreement. References to Common Units shall be deemed to refer to Shares upon an Incorporation.
(l)“Company” means Coupang, LLC, a Delaware limited liability company, or any successor entity that adopts the Plan in connection with a Company Transaction. Upon Incorporation, all references in the Plan to the Company shall automatically be converted to the Corporate Successor.
(m)“Company Transaction” means any of the following transactions, provided, however, that (i) a Company Transaction shall not include the Incorporation and the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:
(i)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is organized;
(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii)the complete liquidation or dissolution of the Company;
(iv)any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Units outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Company Transaction; or
(v)acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Company Transaction.
(n)“Consultant” means any person (other than an Employee) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
(o)“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee or Consultant, is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. In the case of an approved leave of absence, the Administrator may make such provisions respecting crediting of service, including suspension of vesting of the Award (including pursuant to a formal policy adopted from time to time by the Company) it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option Agreement. The Administrator will have sole discretion to determine whether a Grantee has ceased to provide Continuous Services and the effective date on which the Grantee ceased to provide Continuous Services.
(p)“Corporate Successor” means the corporation which shall succeed to all or a substantial portion of the assets and liabilities of the Company upon the Incorporation, including any corporation that owns all the outstanding equity securities of the Company after the consummation of a Conversion (as such term is defined in the LLC Agreement).
(q)“Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.
(r)“Employee” means any person, including an Officer, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. In addition, Members who provide services to the Company and members of a Related Entity who provide services to such Related Entity shall be considered Employees.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)“Fair Market Value” means, as of any date, the value of the Common Units or Common Stock determined as follows:
(i)If the Common Stock is listed on one or more established stock exchanges or national market systems, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted on an automated quotation system or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Units or for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.
(u)“Good Reason” means the occurrence after a Company Transaction of any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee’s non-acquiescence within 30 days of the effective time of such event or condition):
(i)a change in the Grantee’s responsibilities or duties which represents a material and substantial diminution in the Grantee’s responsibilities or duties as in effect immediately preceding the consummation of a Company Transaction;
(ii)a reduction in the Grantee’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Company Transaction or at any time thereafter; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Grantee’s by the same percentage amount shall not constitute such a salary reduction; or
(iii)requiring the Grantee to be based at any place outside a 50-mile radius from the Grantee’s job location or residence prior to the Company Transaction except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Company Transaction.
(v)“Grantee” means an Employee or Consultant who receives an Award under the Plan.

(w)“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in- law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.
(x)“Incorporation” means the incorporation of the Company which shall be effected through the conversion (whether through a merger, acquisition, exchange of equity resulting in the Company becoming a wholly-owned subsidiary of a corporation, or other transaction resulting in a corporation succeeding to all of or a substantial portion of the assets and liabilities of the Company) of all the outstanding Units into shares of one or more series of Common Stock or preferred stock of the Corporate Successor as determined by the Management Committee. The term Incorporation includes the Conversion (as such term is defined in the LLC Agreement).
(y)“LLC Agreement” means the Ninth Amended and Restated Limited Liability Company Agreement of Coupang, LLC, dated as of December 21, 2018, as it may thereafter be amended, modified, supplemented or restated from time to time.
(z)“Management Committee” means the Management Committee of the Company as described in the LLC Agreement.
(aa)“Member” means a member of the Company as described in the LLC Agreement.
(bb)“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(cc)“Option” means an option to purchase Common Units pursuant to an Option Agreement granted under the Plan.
(dd)“Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Grantee, including any amendments thereto.
(ee)“Parent” means any entity (other than the employer entity) in an unbroken chain of entities ending with the employer entity if, at the time of the granting of an Award, each of the entities other than the employer entity owns securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other entities in such chain.
(ff)“Plan” means this 2011 Equity Incentive Plan, as amended from time to time.
(gg)“Post-Termination Exercise Period” means the period specified in the Option Agreement of not less than thirty (30) days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.
(hh)“Registration Date” means the first to occur of (i) the closing of the first sale to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Company Transaction in exchange for or in substitution of the Units or Common Stock; and

(ii) in the event of a Company Transaction, the date of the consummation of the Company Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Company Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act on or prior to the date of consummation of such Company Transaction.
(ii)“Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.
(jj)“Replaced” means that pursuant to a Company Transaction the Award is replaced with a comparable equity award or a cash incentive program (subject to compliance with Code Section 409A) of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Company Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.
(kk)“Restricted Equity Unit” or “REU” means an Award to acquire Common Units pursuant to an REU Agreement granted under the Plan.
(ll)“REU Agreement” means the written agreement evidencing the grant of a REU executed by the Company and the Grantee, including any amendments thereto.
(mm)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(nn)“Share” means a share of the Common Stock.
(oo)(“Subsidiary” means any entity (other than the employer entity) in an unbroken chain of entities beginning with the employer entity if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other entities in such chain.
(pp)“Unit” means the Units of the Company as defined in the LLC Agreement. References to Units shall be deemed to refer to Shares upon an Incorporation, as adjusted in accordance with Section 3(c).
3.Common Units Subject to the Plan.
(a)Subject to the provisions of Section 13 below, the maximum aggregate number of Common Units which may be issued pursuant to all Awards is Two Hundred And Six Million Fifty Three Thousand Four Hundred Ninety (206,053,490) Common Units less the number of Common Units that have been issued as Profits Units (within the meaning of the LLC Agreement) as of the date an Award is to be granted.
(b)If an Award expires or an Option becomes unexercisable without having been exercised in full, the unpurchased Common Units that were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Common Units that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Common Units are forfeited or repurchased, such Common Units shall become available for future grant under the Plan. To the extent not prohibited by Applicable Law, any Common Units covered by an Option which are surrendered (i) in payment of the Option exercise price or (ii) in satisfaction of tax withholding obligations shall be deemed not to have been issued for purposes of determining the maximum number of Common Units which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.
(c)In the event of an Incorporation, the Common Units shall be converted into shares of Common Stock. The number of shares of Common Stock issuable under the Plan and under each outstanding Award immediately after the Incorporation shall be determined by multiplying the number of Common Units issuable under the Plan and under each outstanding Award respectively immediately prior to the Incorporation by the ratio in effect for the conversion or exchange of Common Units into shares of Common Stock in the Incorporation and rounded down to the nearest whole Share, and with respect to Options, the exercise or purchase price payable per Common Unit under each outstanding Option immediately prior to the Incorporation shall be divided by such conversion or exchange ratio and rounded up to the nearest full cent to determine the exercise price payable per share of Common Stock under the adjusted Option immediately after the Incorporation.
4.Administration of the Plan.
(a)Plan Administrator. The Plan shall be administered by the Administrator.
(b)Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Officers, Consultants, and Employees.
(c)Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Management Committee, the Administrator shall have the authority, in its discretion:
(i)to select the Employees and Consultants to whom Awards may be granted from time to time hereunder;
(ii)to determine whether and to what extent Awards are granted hereunder;
(iii)to determine the number of Common Units or the amount of other consideration to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions of any Award granted hereunder;
(vi)to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;
(vii)to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;
(viii)to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

(ix)to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.
The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.
(d)Indemnification. In addition to such other rights of indemnification as they may have as members of the Management Committee or as Officers or Employees of the Company or a Related Entity, members of the Management Committee and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Management Committee, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.
5.Eligibility. Awards may be granted to Employees and Consultants provided such Consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction when Rule 701 is to apply to the Award granted for such services. An Employee or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.
6.Terms and Conditions of Options.
(a)Conditions of Option. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Option including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment upon settlement of the Option, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.
(b)Acquisitions and Other Transactions. The Administrator may issue Options under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.
(c)Term of Option. The term of each Option shall be the term stated in the Award Agreement, but no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted.

(d)Time of Granting Options. The date of grant of an Option shall for all purposes be the date on which the Administrator makes the determination to grant such Option, or such other later date as is determined by the Administrator, subject to compliance with Applicable Law.
7.Option Exercise Price and Consideration.
(a)Exercise Price. The exercise price, if any, for an Option shall be as follows:
(i)The per Common Unit exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Common Unit on the date of grant.
(ii)Notwithstanding the foregoing provision of this Section 7(a), in the case of an Option issued pursuant to Section 6(b), above, the exercise or purchase price for the Option shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Option.
(b)Consideration. Subject to Applicable Laws, the consideration to be paid for the Common Units to be issued upon exercise or purchase of an Option including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Common Units issued under the Plan the following:
(i)cash;
(ii)check;
(iii)surrender of Common Units held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes or delivery of a properly executed form of attestation of ownership of Common Units as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Common Units as to which said Option shall be exercised;
(iv)with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or
(v)any combination of the foregoing methods of payment.
The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(iv), or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.
8.Procedure for Exercise; Rights as a Member.
(a)Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(b)An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Common Units with respect to which the Option is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).
(c)Notwithstanding anything in the Award Agreement to the contrary, if the exercise of an Option is prevented by the provisions of Section 12 below, the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the expiration of the term of such Option as set forth in the Award Agreement and only in a manner and to the extent permitted under Code Section 409A.
9.Transferability of Awards. Awards shall be transferable by will, by the laws of descent and distribution, or to the extent and in the manner authorized by the Administrator. In addition, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.
10.Withholding Taxes. No Common Units shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Common Units. When, under applicable tax laws, a Grantee incurs tax liability in connection with the exercise or settlement of any Award that is subject to tax withholding the Company shall withhold or collect from the Grantee the minimum tax withholding obligation, including, but not limited to, by having the Company withhold from the Common Units to be issued up to the minimum number of Common Units having a Fair Market Value on the date that the amount of tax to be withheld is to be determined that is not more than the minimum amount to be withheld (reduced to the lowest whole number of Common Units if such number of Common Units withheld would result in withholding a fractional Common Unit with any remaining tax withholding settled in cash). In no event will the Company withhold any Common Units if such withholding would result in adverse accounting consequences to the Company.
11.Restricted Equity Units.
(a)Awards of Restricted Equity Units. A Restricted Equity Unit (“REU”) is an Award covering a number of Common Units to be settled by issuance of those Common Units at a date in the future. No purchase price shall apply to an REU. All grants of Restricted Equity Units will be evidenced by an Award Agreement that will be in such form (which need not be the same for each Grantee) as the Administrator will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. No REU will have a term longer than ten (10) years from the date the REU is granted.
(b)Form and Timing of Settlement. To the extent permissible under applicable law, the Administrator may permit a Grantee to defer payment under a REU to a date or dates after the REU is earned, provided that the terms of the REU and any deferral satisfy the requirements of Code Section 409A (or any successor) and any regulations or rulings promulgated thereunder. Payment will be made in the form of whole Common Units.
12.Conditions Upon Issuance of Common Units.
(a)Common Units shall not be issued pursuant to the exercise of an Option or the settlement of a REU unless those transactions and the issuance and delivery of such Common Units pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Common Units under federal or state laws.
(b)As a condition to the exercise of an Option or receipt of Common Units upon the settlement of a REU, the Company may require such Grantee to represent and warrant at the time of any such exercise or settlement that the Common Units are being purchased or acquired only for investment and without any present intention to sell or distribute such Common Units if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
(c)As a condition to the exercise of an Option or prior to the settlement of a REU, the Company may require such Grantee to execute and deliver a signature page to, and agree to comply with, the provisions of the LLC Agreement and to make such representations and warranties contained in the LLC Agreement that are required of Members of the Company.
13.Changes in Common Units. Subject to any required action by the Members of the Company, the number of Common Units covered by each outstanding Award, and the number of Common Units which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award (if applicable), as well as any other terms that the Management Committee determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Common Units resulting from a Common Unit split, reverse Common Unit split, Common Unit distribution, combination or reclassification of the Common Units or similar event affecting the Common Units, (ii) any other increase or decrease in the number of issued Common Units effected without receipt of consideration by the Company, or (iii) as the Management Committee may determine in its discretion, any other transaction with respect to Common Units including a merger, consolidation, acquisition of property or Common Units, separation (including a spin-off or other distribution of Common Units or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Management Committee and its determination shall be final, binding and conclusive. Except as the Management Committee determines, no issuance by the Company of units of any class, or securities convertible into units of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Common Units subject to an Award.
14.Company Transactions.
(a)Termination of Award to Extent Not Assumed in Company Transaction. Effective upon the consummation of a Company Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Company Transaction.
(b)Acceleration of Award Upon Company Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Company Transaction:
(i)for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or subject to compliance with Code Section 409A, the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) as to fifty percent (50%) of the then unvested Common Units (or other consideration) represented by or subject to such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason on or within twelve (12) months after the Company Transaction; and
(ii)for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Common Units (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Company Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.
15.Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Management Committee. It shall continue in effect for a term of ten (10) years unless sooner terminated.
16.Amendment, Suspension or Termination of the Plan.
(a)The Management Committee may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain Member approval of any Plan amendment in such a manner and to such a degree as required.
(b)No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c)No suspension or termination of the Plan (including termination of the Plan under Section 15, above) shall adversely affect any rights under Awards already granted to a Grantee.
(d)Upon the Incorporation, all references to the number of Common Units issued or issuable under the Plan shall be adjusted to reflect the conversion or exchange ratio in effect for the conversion or exchange of Common Units into shares of Common Stock or a class of preferred stock in consummation of the Incorporation and rounded up to the nearest whole share, and the exercise price or purchase price per Common Unit under any outstanding Option immediately prior to the Incorporation shall be divided by such conversion or exchange ratio and rounded down to the nearest full cent to determine the exercise price or purchase price per share of Common Stock or preferred stock subject to the Option immediately after the Incorporation. Upon the Incorporation, all references in the Plan to Units or Common Units shall automatically be converted into references to the shares of Common Stock or preferred stock into which the Units are converted and all references to the Company shall automatically be converted into references to the Corporate Successor.
17.No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.
18.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
19.Information to Grantees. To the extent required by Applicable Laws, the Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, copies of financial statements at least annually. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information.
20.Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
21.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
22.Nonexclusivity of the Plan. Neither the adoption of the Plan by the Management Committee nor any provision of the Plan will be construed as creating any limitations on the power of the Management Committee to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
23.Information to Grantees. Beginning on the earlier of the date that the Company is required to deliver information to Grantees pursuant to Rule 701 under the Securities Act, and until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is no longer required to deliver information to Grantees pursuant to Rule 701 under the Securities Act, the Company shall provide to each Grantee the information described in paragraphs (e)(3), (4), and (5) of Rule 701 under the Securities Act not less frequently than every six (6) months with the financial statements being not more than 180 days old and with such information provided either by physical or electronic delivery to Grantees or by written notice to Grantees of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. The Company may request that Grantees agree to keep the information to be provided pursuant to this section confidential. If a Grantee does not agree to keep the information to be provided pursuant to this section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 701 of the Securities Act.